UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022 (January 4, 2022)

ZIVO BIOSCIENCE, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	000-30415	87-0699977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan	48320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 452-9866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIVO	The Nasdaq Stock Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	ZIVOW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On January 4, 2022, Zivo Bioscience, Inc. (the “Company”) terminated the employment of Andrew A. Dahl, the President and Chief Executive Officer of the Company.

Appointment of President and Chief Executive Officer

Effective as of January 7, 2022, the Board of the Company appointed Mr. John B. Payne as the Company’s President and Chief Executive Officer. Mr. Payne will continue to serve as a director of the Company.

Mr. Payne, age 74, has served as a member of the ZIVO Board of Directors since July 2013 and as Chairman since December 2019. Mr. Payne was the founder of Compassion-First Pet Hospitals, and served as President and CEO from 2014 until 2020. Compassion-First Pet Hospitals, now NVA Compassion-First, is a family of specialty and emergency veterinary hospitals located throughout the United States that is dedicated to changing the veterinary landscape and elevating patient outcomes. Mr. Payne currently serves as Vice Chairman of National Veterinary Associates, with which Compassion-First Pet Hospitals combined. Prior to founding Compassion-First, Mr. Payne served as a member of the Global Leadership Team for Mars Pet Care. He also served as President and CEO of Banfield Pet Hospitals and as President and General Manager of Bayer Healthcare’s North American Animal Health Division. Mr. Payne currently serves as Chairman of the Board for American Humane and as Vice Chairman of the Board of Regents at Ross University School of Medicine and School of Veterinary Medicine. He served on the Board of Directors of Nexvet, a bioscience company located in Dublin, Ireland, through the company’s acquisition by Zoetis in 2018.

In connection with the appointment of Mr. Payne as the Company’s President and Chief Executive Officer, the Board removed Mr. Payne from the Compensation Committee and the Audit Committee. Mr. Christopher Maggiore was appointed to serve on the Compensation Committee and the Audit Committee.

The Compensation Committee of the Board of the Company will conduct a review and expects to enter into an arrangement with Mr. Payne shortly. Mr. Payne will be eligible to participate in the benefit programs and arrangements to the extent available to Company employees. Also in connection with Mr. Payne’s appointment as President and Chief Executive Officer, Mr. Payne executed the Company’s standard form of confidential information and invention assignment agreement.

Item 7.01 Regulation FD Disclosure.

On January 10, 2022, the Company issued a press release announcing the above management changes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated January 10, 2022.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Dated: January 10, 2022	By:	/s/ Keith Marchiando
Keith Marchiando Chief Financial Officer, Secretary and Treasurer

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